UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 4, 2012

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2190 Dividend Drive
Columbus, Ohio		43228
(Address of principal executive offices)		(Zip Code)

(614) 388-8909

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01 Changes In Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On September 4, 2012, the Audit Committee of the Board of Directors of Globalwise Investments, Inc. (the “Company” or ”Globalwise”) dismissed Marcum LLP (“Marcum”) as its independent registered public accounting firm, effective as of September 4, 2012. Marcum served as the Company’s independent registered accounting firm from February 10, 2012 to September 4, 2012.The Company notified Marcum of its dismissal on September 5, 2012.

Globalwise was a non-operating public shell company, prior to February 10, 2012, when Globalwise entered into a Securities Exchange Agreement by and between itself and Intellinetics, Inc. (“Intellinetics”), and all of the former shareholders of Intellinetics transferred to Globalwise all of their shares of Intellinetics in exchange for shares of common stock (“Share Exchange”) of Globalwise. As a result of the Share Exchange, Intellinetics became a wholly-owned subsidiary of Globalwise. The Share Exchange was accounted for as a reverse merger and recapitalization of Intellinetics.

On March 30, 2012, the Company filed a Current Report on Form 8-K/A (the “Form 8-K/A”) with the Securities and Exchange Commission (the “Commission”) for the purpose of updating financial statements that were filed as exhibits to the Current Report on Form 8-K of the Company filed with the Commission on February 13, 2012 (the “Original Filing”). The Original Filing included audited financial statements of Intellinetics, a business acquired by the Company, for the fiscal years ended December 31, 2010 and 2009, and unaudited financial statements of Intellinetics for the nine month periods ended September 30, 2011 and 2010. The Form 8-K/A included audited financial statements of Intellinetics for the fiscal years ended December 31, 2011 and 2010. The audited financial statements of Intellinetics for fiscal years ended December 31, 2011 and 2010 were audited by Marcum.

Marcum’s reports on Intellinetics consolidated financial statements for fiscal years ended December 31, 2011, 2010 and 2009 filed as exhibits to the Original Filing and the Form 8-K/A did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Marcum’s report on Intellinetics financial statements for the fiscal years ended December 31, 2011, 2010 and 2009 contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern. In relation to the audit of the financial statements that were filed as exhibits to the Original Filing, and the Form 8-K/A, Marcum informed the Company of its observations of a material weakness in internal control over financial reporting.

The Company and Marcum have not, during Marcum’s audit of financial statements for fiscal years 2011, 2010 or 2009 or through the date of this Form 8-K, had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter in its reports for such years; and there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Marcum with a copy of the above disclosures and has requested Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Marcum agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of such letter dated September 10, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Engaged Independent Registered Public Accounting Firm

On September 4, 2012, the Audit Committee of the Board of Directors of the Company approved the appointment of GBQ Partners, LLC (“GBQ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. GBQ is an independent member of the BDO Seidman Alliance. BDO Seidman is one of the largest accounting and consulting organizations in the world. At no time during fiscal year 2011 or fiscal year 2010 or through the date of this Form 8-K did the Company or anyone acting on its behalf consult with GBQ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided that GBQ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either (A) the subject of a disagreement with Marcum on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in their report or (B) a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated September 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2012

GLOBALWISE INVESTMENTS, INC. (Registrant)

By:	/s/ William J. Santiago
Name:	William J. Santiago
Title:	President and Chief Executive Officer

EXHIBIT INDEX

16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated September 10, 2012.